CALCULATION OF REGISTRATION FEE

Title of each class of securities offered	Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
2.500% Senior Notes due 2022	$797,050,000	$108,717.62

(1)	£500,000,000 aggregate principal amount of the 2.500% Senior Notes due 2022 will be issued. The Maximum Aggregate Offering Price is based on the October 23, 2012 Sterling/U.S. dollar exchange rate of £1.00/U.S. $1.5941.
(2)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(2)
File No. 333-177307

PROSPECTUS SUPPLEMENT

(To Prospectus Dated October 13, 2011)

£500,000,000

PepsiCo, Inc.

2.500% Senior Notes due 2022

We are offering £500,000,000 of our 2.500% senior notes due 2022 (the “notes”). The notes will bear interest at a fixed rate of 2.500% per annum and will mature on November 1, 2022. We will pay interest on the notes on May 1 and November 1 of each year until maturity, beginning on May 1, 2013. We may redeem some or all of the notes at any time and from time to time at the redemption price described in this prospectus supplement, or in whole at par if certain events occur involving changes in United States taxation, as described in this prospectus supplement. See “Description of Notes—Optional Redemption” and “Description of Notes—Redemption for Tax Reasons.” The notes will be unsecured obligations and rank equally with all of our other unsecured senior indebtedness. The notes will be issued only in registered form in denominations of £100,000 and integral multiples of £1,000 in excess thereof.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and “Risk Factors” and “Our Business Risks” included in our annual report on Form 10-K for the fiscal year ended December 31, 2011, in our quarterly report on Form 10-Q for the 12 weeks ended March 24, 2012, in our quarterly report on Form 10-Q for the 24 weeks ended June 16, 2012, and in our quarterly report on Form 10-Q for the 36 weeks ended September 8, 2012.

	Public Offering Price(1)	Underwriting Discount(2)	Proceeds Before Expenses, to PepsiCo, Inc.
Per note	99.622%	0.450%	99.172%
Total	£498,110,000	£2,250,000	£495,860,000

(1)	Plus accrued interest from October 30, 2012, if settlement occurs after that date.
(2)	See “Underwriting.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We intend to apply to list the notes on the New York Stock Exchange. We expect trading in the notes on the New York Stock Exchange to begin within 30 days after the original issue date. Currently, there is no public market for the notes.

The notes will be ready for delivery in book-entry form only through Clearstream Banking, société anonyme, and Euroclear Bank, S.A./N.V., as operator of the Euroclear System, against payment in immediately available funds on or about October 30, 2012.

Joint Book-Running Managers

Deutsche Bank	HSBC	UBS Investment Bank

Co-Manager

BBVA

The date of this prospectus supplement is October 23, 2012.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer and sale is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any document incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

As used in this prospectus supplement, unless otherwise specified or where it is clear from the context that the term only means issuer, the terms “PepsiCo,” the “Company,” “we,” “us,” and “our” refer to PepsiCo, Inc. and its consolidated subsidiaries. Our executive offices are located at 700 Anderson Hill Road, Purchase, New York 10577 and our telephone number is (914) 253-2000. We maintain a website at www.pepsico.com where general information about us is available. We are not incorporating the contents of the website into this prospectus supplement or the accompanying prospectus.

The notes are being offered only for sale in jurisdictions where it is lawful to make such offers. Offers and sales of the notes in the European Union and the United Kingdom are subject to restrictions, the details of which are set out under “Underwriting.” The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in other jurisdictions may also be restricted by law. Persons who receive

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this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

References in this prospectus supplement to “$,” “dollars” and “U.S. dollars” are to the currency of the United States of America; references to “£” and “Sterling” are to the currency of the United Kingdom.

IN CONNECTION WITH THE ISSUE OF THE NOTES, DEUTSCHE BANK AG, LONDON BRANCH (IN THIS CAPACITY, THE “STABILIZING MANAGER”) (OR ANY PERSON ACTING ON ITS BEHALF) MAY OVER-ALLOT NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, THERE IS NO ASSURANCE THAT THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) WILL UNDERTAKE ANY STABILIZATION ACTION. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE FINAL TERMS OF THE OFFER OF THE NOTES IS MADE, AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. SEE “UNDERWRITING.”

THE UNDERWRITERS HAVE ADVISED US THAT ANY STABILIZATION ACTION COMMENCED WILL BE CARRIED OUT IN ACCORDANCE WITH APPLICABLE LAWS AND REGULATIONS.

We expect that delivery of the notes will be made, against payment for the notes, on or about October 30, 2012, which will be the fifth U.S. business day following the pricing of the notes. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), purchases or sales of securities in the secondary market generally are required to settle within three U.S. business days (T+3), unless the parties to any such transactions expressly agree otherwise. Accordingly, purchasers of notes who wish to trade the notes on the date of this prospectus supplement or the next succeeding U.S. business day will be required, because the notes initially will settle within five U.S. business days (T+5), to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade on the date of this prospectus supplement or the next succeeding U.S. business day should consult their own legal and financial advisors.

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SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS AND RISK FACTORS

Certain sections of this prospectus supplement, including the documents incorporated by reference herein, contain statements reflecting our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). The Reform Act provides a safe harbor for forward-looking statements made by us or on our behalf. We and our representatives may, from time to time, make written or oral forward-looking statements, including statements contained in our filings with the SEC and in our reports to stockholders. Generally, the inclusion of the words “believe,” “expect,” “intend,” “estimate,” “project,” “anticipate,” “will” and similar expressions identify statements that constitute forward-looking statements. All statements addressing our future operating performance, and statements addressing events and developments that we expect or anticipate will occur in the future, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in such forward-looking statements. Readers should consider the various factors that may affect our performance, including those discussed under “Risk Factors” beginning on page S-4 of this prospectus supplement and under “Risk Factors” and “Our Business Risks” in our annual report on Form 10-K for the fiscal year ended December 31, 2011, in our quarterly report on Form 10-Q for the 12 weeks ended March 24, 2012, in our quarterly report on Form 10-Q for the 24 weeks ended June 16, 2012, and in our quarterly report on Form 10-Q for the 36 weeks ended September 8, 2012.

We have not authorized anyone to provide any information other than that contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus filed by us with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

PEPSICO, INC.

PepsiCo, Inc. was incorporated in Delaware in 1919 and was reincorporated in North Carolina in 1986. We are a leading global food and beverage company with hundreds of brands that are respected household names throughout the world. Either independently or through contract manufacturers or authorized bottlers, we make, market, sell and distribute a variety of convenient and enjoyable foods and beverages in more than 200 countries and territories.

We continue to be guided by Performance with Purpose—our belief that what is good for business can and should be good for society. Our commitment to deliver sustainable growth by investing in a healthier future for people and our planet is as much of a financial decision as it is an ethical one. In 2011, PepsiCo earned a place on the prestigious Dow Jones Sustainability World Index for the fifth consecutive year, the North America Index for the sixth consecutive year and was ranked as the number one company in the Food and Beverage Supersector.

Our Operations

We are organized into four business units, as follows:

1)	PepsiCo Americas Foods (PAF), which includes Frito-Lay North America (FLNA), Quaker Foods North America (QFNA) and all of our Latin American food and snack businesses (LAF);

2)	PepsiCo Americas Beverages (PAB), which includes all of our North American and Latin American beverage businesses;

3)	PepsiCo Europe, which includes all beverage, food and snack businesses in Europe and South Africa; and

4)	PepsiCo Asia, Middle East and Africa (AMEA), which includes all beverage, food and snack businesses in AMEA, excluding South Africa.

Our four business units comprise six reportable segments (also referred to as divisions), as follows:

•	FLNA,

•	QFNA,

•	LAF,

•	PAB,

•	Europe, and

•	AMEA.

Frito-Lay North America

Either independently or through contract manufacturers, FLNA makes, markets, sells and distributes branded snack foods. These foods include Lay’s potato chips, Doritos tortilla chips, Cheetos cheese flavored snacks, Tostitos tortilla chips, branded dips, Ruffles potato chips, Fritos corn chips, SunChips multigrain snacks and Santitas tortilla chips. FLNA branded products are sold to independent distributors and retailers. In addition, FLNA’s joint venture with Strauss Group makes, markets, sells and distributes Sabra refrigerated dips and spreads.

Quaker Foods North America

Either independently or through contract manufacturers, QFNA makes, markets, sells and distributes cereals, rice, pasta and other branded products. QFNA’s products include Quaker oatmeal, Aunt Jemima mixes and syrups, Quaker Chewy granola bars, Quaker grits, Cap’n Crunch cereal, Life cereal, Rice-A-Roni side dishes, Quaker rice cakes, Pasta Roni and Near East side dishes. These branded products are sold to independent distributors and retailers.

Latin America Foods

Either independently or through contract manufacturers, LAF makes, markets, sells and distributes a number of snack food brands including Marias Gamesa, Doritos, Cheetos, Ruffles, Saladitas, Emperador, Tostitos and Sabritas, as well as many Quaker-brand cereals and snacks. These branded products are sold to independent distributors and retailers.

PepsiCo Americas Beverages

Either independently or through contract manufacturers, PAB makes, markets, sells and distributes beverage concentrates, fountain syrups and finished goods, under various beverage brands including Pepsi, Gatorade, Mountain Dew, Diet Pepsi, Aquafina, 7UP (outside the U.S.), Diet Mountain Dew, Tropicana Pure Premium, Sierra Mist and Mirinda. PAB also, either independently or through contract manufacturers, makes, markets and sells ready-to-drink tea, coffee and water products through joint ventures with Unilever (under the Lipton brand name) and Starbucks. In addition, PAB licenses the Aquafina water brand to its independent bottlers. Furthermore, PAB manufactures and distributes certain brands licensed from Dr Pepper Snapple Group, Inc. (DPSG), including Dr Pepper and Crush. PAB operates its own bottling plants and distribution facilities. PAB also sells concentrate and finished goods for our brands to authorized bottlers, and some of these branded finished goods are sold directly by us to independent distributors and retailers. We and the independent bottlers sell our brands as finished goods to independent distributors and retailers.

Europe

Either independently or through contract manufacturers, Europe makes, markets, sells and distributes a number of leading snack foods including Lay’s, Walkers, Doritos, Chudo, Cheetos and Ruffles, as well as many Quaker-brand cereals and snacks, through consolidated businesses as well as through noncontrolled affiliates. Europe also, either independently or through contract manufacturers, makes, markets, sells and distributes beverage concentrates, fountain syrups and finished goods under various beverage brands including Pepsi, Pepsi Max, 7UP, Diet Pepsi and Tropicana. These branded products are sold to authorized bottlers, independent distributors and retailers. In certain markets, however, Europe operates its own bottling plants and distribution facilities. In addition, Europe licenses the Aquafina water brand to certain of its authorized bottlers and markets this brand. Europe also, either independently or through contract manufacturers, makes, markets and sells ready-to-drink tea products through an international joint venture with Unilever (under the Lipton brand name).

Asia, Middle East & Africa

Either independently or through contract manufacturers, AMEA makes, markets, sells and distributes a number of leading snack food brands including Lay’s, Chipsy, Kurkure, Doritos, Cheetos and Smith’s through consolidated businesses as well as through noncontrolled affiliates. Further, either independently or through contract manufacturers, AMEA makes, markets and sells many Quaker-brand cereals and snacks. AMEA also makes, markets, sells and distributes beverage concentrates, fountain syrups and finished goods, under various beverage brands including Pepsi, Mirinda, 7UP, Mountain Dew, Aquafina and Tropicana. These branded products are sold to authorized bottlers, independent distributors and retailers. However, in certain markets, AMEA operates its own bottling plants and distribution facilities. In addition, AMEA licenses the Aquafina water brand to certain of its authorized bottlers. AMEA also, either independently or through contract manufacturers, makes, markets and sells ready-to-drink tea products through an international joint venture with Unilever (under the Lipton brand name).

RISK FACTORS

Investing in the notes involves risks. Prior to deciding to purchase any notes, prospective investors should consider carefully all of the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. In particular, you should carefully consider the factors discussed below and under “Risk Factors” and “Our Business Risks” in our annual report on Form 10-K for the fiscal year ended December 31, 2011, in our quarterly report on Form 10-Q for the 12 weeks ended March 24, 2012, in our quarterly report on Form 10-Q for the 24 weeks ended June 16, 2012, and in our quarterly report on Form 10-Q for the 36 weeks ended September 8, 2012.

An investment in the notes by a purchaser whose home currency is not Sterling entails significant risks.

An investment in the notes by a purchaser whose home currency is not Sterling entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder’s home currency and Sterling and the possibility of the imposition or subsequent modification of foreign exchange controls. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In the past, rates of exchange between Sterling and certain currencies have been highly volatile, and each holder should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the exchange rate that may occur prior to maturity of the notes. Depreciation of Sterling against the holder’s home currency would result in a decrease in the effective yield of the notes below its coupon rate and, in certain circumstances, could result in a loss to the holder.

The notes permit us to make payments in U.S. dollars if we are unable to obtain Sterling (or euro if the notes are redenominated into euro).

If Sterling or, in the event the notes are redenominated into euro, euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control, then all payments in respect of the notes will be made in U.S. dollars until Sterling or euro, as the case may be, is again available to us. The amount payable on any date in Sterling or, in the event the notes are redenominated into euro, euro will be converted into U.S. dollars on the basis of the then most recently available market exchange rate, as determined by us in our sole discretion, for Sterling or euro, as the case may be. Any payment in respect of the notes so made in euro or U.S. dollars will not constitute an event of default under the notes or the indenture.

In a lawsuit for payment on the notes, an investor may bear currency exchange risk.

The indenture is, and the notes will be, governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in Sterling or, in the event the notes are redenominated in euro, euro. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, and we cannot predict how long this would take. A Federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply the foregoing New York law.

In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be rendered in the United States only in U.S. dollars. The date used to determine the rate of conversion of Sterling or euro into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

The trading market for the notes may be limited.

The notes are a new issue of securities for which no established trading market exists. If an active trading market does not develop for the notes, investors may not be able to resell them. Although we expect the notes to be listed for trading on the New York Stock Exchange, no assurance can be given that a trading market for the notes will develop. The underwriters for this offering have advised us that they intend to make a market in the notes after completion of the offering. However, the underwriters are not obligated to do so and may discontinue market making at any time. Therefore, no assurance can be given as to the liquidity of, or trading market for, the notes. The lack of a trading market could adversely affect investors’ ability to sell the notes and the price at which investors may be able to sell the notes. The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the number of holders of the notes, our operating results, financial performance and prospects, prevailing interest rates, prevailing foreign exchange rates, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors.

Trading in the clearing systems is subject to minimum denomination requirements.

The terms of the notes provide that notes will be issued with a minimum denomination of £100,000 and integral multiples of £1,000 in excess thereof. It is possible that the clearing systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or an integral multiple of £1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

To the extent the notes are redenominated into euro, market perceptions concerning the instability of the euro, the potential re-introduction of individual currencies within the countries that utilize the euro as an official currency (the “Eurozone”), or the potential dissolution of the euro entirely, could adversely affect the value of the notes.

The notes may be redenominated into euro as described under “Currency Conversion.” Concerns persist regarding the debt burden of certain Eurozone countries and their ability to meet future financial obligations, the overall stability of the euro and the suitability of the euro as a single currency given the diverse economic and political circumstances in individual member states. These and other concerns could lead to the re-introduction of individual currencies in one or more member states, or, in more extreme circumstances, the possible dissolution of the euro entirely. Should the euro dissolve entirely, the legal and contractual consequences for holders of euro-denominated obligations would, in general, be determined by laws in effect at such time. However, as described under “Currency Conversion,” if the notes have been redenominated into euro and the euro is unavailable to us due to the dissolution of the euro, then all payments in respect of the notes will be made in U.S. dollars at a market exchange rate determined by us in our sole discretion. There can be no assurance that this exchange rate will be as favorable to holders of notes as the exchange rate otherwise determined by applicable law. These potential developments, or market perceptions concerning these and related issues, could adversely affect the value of the notes in the event they are redenominated into euro.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. “Fixed charges” consist of interest expense, capitalized interest, amortization of debt discount, and the interest portion of net rent expense which is deemed to be representative of the interest factor. The ratio of earnings to fixed charges is calculated as income from continuing operations, before provision for income taxes and cumulative effect of accounting changes, where applicable, less net unconsolidated affiliates’ interests, plus fixed charges (excluding capitalized interest), plus amortization of capitalized interest, with the sum divided by fixed charges.

36 Weeks Ended September 8, 2012	Year Ended
	December 31, 2011	December 25, 2010	December 26, 2009	December 27, 2008	December 29, 2007
9.32	9.29	8.65	15.48	15.82	22.01

CURRENCY CONVERSION

Principal and interest payments in respect of the notes will be payable in Sterling or, if the United Kingdom adopts euro as its lawful currency, in euro. If Sterling or, in the event the notes are redenominated into euro, euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control (including the dissolution of the euro), then all payments in respect of the notes will be made in U.S. dollars until Sterling or euro, as the case may be, is again available to us. The amount payable on any date in Sterling or, in the event the notes are redenominated into euro, euro will be converted into U.S. dollars on the basis of the most recently available market exchange rate for Sterling or euro, as the case may be, as determined by us in our sole discretion. Any payment in respect of the notes so made in euro or U.S. dollars will not constitute an event of default under the notes or the indenture.

Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors.”

As of October 23, 2012, the Sterling/U.S. dollar rate of exchange was £1.00 /U.S. $1.5941.

USE OF PROCEEDS

The net proceeds to us from this offering are estimated to be approximately £495.6 million, or $790.1 million, based on the Sterling/U.S. dollar rate of exchange as of October 23, 2012, after deducting underwriting discounts and estimated offering expenses payable by us after reimbursement. We intend to use the net proceeds from this offering for general corporate purposes, including the repayment of commercial paper.

DESCRIPTION OF NOTES

General

The notes offered hereby will initially be limited to aggregate principal amount of £500,000,000. The notes will bear interest from October 30, 2012, payable semi-annually on each May 1 and November 1, beginning on May 1, 2013, to the persons in whose names the notes are registered at the close of business on each April 15 and October 15, as the case may be (whether or not a business day), immediately preceding such May 1 and November 1. The notes will mature on November 1, 2022.

The notes constitute a single series of debt securities to be issued under an indenture dated May 21, 2007, between us and The Bank of New York Mellon, as trustee. The indenture is more fully described in the accompanying prospectus.

The notes are not subject to any sinking fund.

We may, without the consent of the existing holders of the notes, issue additional notes having the same terms so that the existing notes and the new notes form a single series under the indenture.

The notes will be issued only in registered form in denominations of £100,000 and integral multiples of £1,000 in excess thereof.

We may redeem some or all of the notes at any time and from time to time at the redemption price described under “—Optional Redemption,” or in whole at par if certain events occur involving changes in United States taxation as described under “—Redemption for Tax Reasons.”

The paying agent for the notes will initially be The Bank of New York Mellon, London Branch.

For other terms of the notes, see “Description of Debt Securities” in the accompanying prospectus.

Issuance in Sterling

Initial holders will be required to pay for the notes in Sterling, and principal and interest payments in respect of the notes will be payable in Sterling. If, on or after the date of this prospectus supplement, the United Kingdom adopts euro, in lieu of Sterling, as its lawful currency, the notes will be redenominated in euro on a date determined by us, in our sole discretion, with a principal amount for each note equal to the principal amount of that note in Sterling, converted into euro at the rate established by the applicable law; provided that, if we determine after consultation with the paying agent that the then current market practice in respect of redenomination into euro of internationally offered securities is different from the provisions specified above, such provisions will be deemed to be amended so as to comply with such market practice and we will promptly notify the trustee and the paying agent of such deemed amendment. We will give 30 days’ notice of the redenomination date to the paying agent, the trustee, Euroclear and Clearstream.

If Sterling or, in the event the notes are redenominated in euro, euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control (other than, with respect to Sterling, due to the circumstances described in the preceding paragraph but including the dissolution of the euro, if applicable), then all payments in respect of the notes will be made in U.S. dollars until Sterling or euro, as the case may be, is again available to us. The amount payable on any date in Sterling or, in the event the notes are redenominated in euro, euro will be converted to U.S. dollars on the basis of the then most recently available market exchange rate for Sterling or euro, as the case may be, as determined by us in our sole discretion. Any payment in respect of the notes so made in euro or U.S. dollars will not constitute an event of default under the notes or the indenture. Neither the trustee nor the paying agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

Business Day

The term “business day” means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York or The City of London are authorized or required by law or executive order to close.

Interest Payments

Interest on the notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the date from which interest begins to accrue for the period (or from October 30, 2012 if no interest has been paid on the notes) to, but excluding, the next scheduled interest payment date. If the scheduled interest payment date is not a business day, then interest will be paid on the first business day following the scheduled interest payment date (without additional interest on account of such extension). Interest periods are unadjusted. The day count convention is ACTUAL/ACTUAL (ICMA).

For more information on payment and transfer procedures for the notes, see “—Book-Entry Delivery and Settlement” below.

Defeasance

The notes will be subject to defeasance and discharge (but not with respect to certain covenants) and to defeasance of certain covenants as set forth in the indenture. See “Description of Debt Securities—Satisfaction, Discharge and Covenant Defeasance” in the accompanying prospectus.

Optional Redemption

We will have the right at our option to redeem any of the notes in whole or in part, at any time or from time to time prior to their maturity, on at least 30 days, but not more than 60 days, prior notice mailed (or otherwise transmitted in accordance with the procedures of the depositary) to the registered address of each holder of notes, at a redemption price (calculated by us) equal to the greater of (i) 100% of the principal amount of such notes and (ii) the sum of the present values of the Remaining Scheduled Payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate plus 13 basis points plus, in each case, accrued and unpaid interest thereon to, but not including, the date of redemption.

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), at which the gross redemption yield on the notes, if they were to be purchased at such price on the third business day prior to the date fixed for redemption, would be equal to the gross redemption yield on such business day of the Comparable Government Bond (as defined below) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by us.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by us, a United Kingdom government bond whose maturity is closest to the maturity of the notes, or if such independent investment bank in its discretion considers that such similar bond is not in issue, such other United Kingdom government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, United Kingdom government bonds selected by us, determine to be appropriate for determining the Comparable Government Bond Rate.

“Remaining Scheduled Payments” means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

On and after the redemption date, interest will cease to accrue on the notes or any portion of the notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with the trustee or its agent money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) accrued and unpaid interest to the redemption date on the notes to be redeemed on such date. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected in accordance with applicable depositary procedures. Additionally, we may at any time repurchase notes in the open market and may hold or surrender such notes to the trustee for cancellation.

The notes are also subject to redemption prior to maturity if certain events occur involving changes in United States taxation. If any of these changes does occur, the notes may be redeemed at a redemption price of 100% of their principal amount plus accrued and unpaid interest to, but not including, the date fixed for redemption. See “—Redemption for Tax Reasons.”

Payment of Additional Amounts

We will, subject to the exceptions and limitations set forth below, pay as additional interest on the notes such additional amounts as are necessary in order that the net payment by us of the principal of and interest on the notes to a holder who is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

(1)	to any tax, assessment or other governmental charge that would not have been imposed but for the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(a)	being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

(b)	having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the notes, the receipt of any payment or the enforcement of any rights hereunder), including being or having been a citizen or resident of the United States;

(c)	being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax;

(d)	being or having been a “10-percent shareholder” of the Company as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision; or

(e)	being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(2)	to any holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3)	to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4)	to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by us or a paying agent from the payment;

(5)	to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6)	to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(7)	to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

(8)	to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any note, if such payment can be made without such withholding by at least one other paying agent;

(9)	to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(10)	to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being a bank (i) purchasing the notes in the ordinary course of its lending business or (ii) that is neither (A) buying the notes for investment purposes only nor (B) buying the notes for resale to a third-party that either is not a bank or holding the notes for investment purposes only;

(11)	to any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the Internal Revenue Code (or any amended or successor provisions that are substantively comparable) and any current or future regulations or official interpretations thereof; or

(12)	in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8), (9), (10) and (11).

The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the notes. Except as specifically provided under this heading “—Payment of Additional Amounts,” we will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

As used under this heading “—Payment of Additional Amounts” and under the heading “—Redemption for Tax Reasons”, the term “United States” means the United States of America (including the states and the District of Columbia and any political subdivision thereof), and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Redemption for Tax Reasons

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, we become or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described herein under the heading “—Payment of Additional Amounts” with respect to the notes, then we may at any time at our option redeem, in whole, but not in part, the notes on not less than 30 nor more than 60 days prior notice, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on those notes to, but not including, the date fixed for redemption.

Book-Entry Delivery and Settlement

We have obtained the information in this section concerning Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System (“Euroclear”) and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those clearing systems could change their rules and procedures at any time.

The notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear. You may hold your interests in the global notes in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Book-entry interests in the notes and all transfers relating to the notes will be reflected in the book-entry records of Clearstream and Euroclear.

The distribution of the notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the notes will take place through Clearstream and Euroclear participants and will settle in same-day funds. Owners of book-entry interests in the notes will receive payments relating to their notes in Sterling, except as described in this prospectus supplement under “Currency Conversion.”

Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

The policies of Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the notes held by them. We have no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way.

Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes.

We have been advised by Clearstream and Euroclear, respectively, as follows:

Clearstream

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

Euroclear

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;

•	withdrawal of securities and cash from Euroclear; and

•	receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding securities through Euroclear Participants.

Distributions with respect to interests in the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions.

Clearance and Settlement Procedures

We understand that investors that hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Certificated Notes

Subject to certain conditions, the notes represented by the global notes are exchangeable for certificated notes in definitive form of like tenor in minimum denominations of £100,000 principal amount and multiples of £1,000 in excess thereof if:

(1)	the common depositary provides notification that it is unwilling, unable or no longer qualified to continue as depositary for the global notes and a successor is not appointed within 90 days;

(2)	we in our discretion at any time determine not to have all the notes represented by the global note; or

(3)	default entitling the holders of the applicable notes to accelerate the maturity thereof has occurred and is continuing.

Any note that is exchangeable as above is exchangeable for certificated notes issuable in authorized denominations and registered in such names as the common depositary shall direct. Subject to the foregoing, a global note is not exchangeable, except for a global note of the same aggregate denomination to be registered in the name of the common depositary (or its nominee).

Same-Day Payment

Payments (including principal, premium and interest) and transfers with respect to notes in certificated form may be executed at the office or agency maintained for such purpose within the City of London (initially the office of the paying agent maintained for such purpose) or, at our option, by check mailed to the holders thereof at the respective addresses set forth in the register of holders of the applicable notes, provided that all payments (including principal, premium and interest) on notes in certificated form, for which the holders thereof have given wire transfer instructions, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. No service charge will be made for any registration of transfer, but payment of a sum sufficient to cover any tax or governmental charge payable in connection with that registration may be required.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following sets forth the material U.S. federal income tax consequences of ownership and disposition of the notes, but does not purport to be a complete analysis of all potential tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated or proposed thereunder, administrative pronouncements and judicial decisions, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. This discussion applies only to notes that meet all of the following conditions:

•

they are purchased by those initial holders who purchase notes at the “issue price,” which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the notes is sold for money; and

•	they are held as capital assets within the meaning of Section 1221 of the Code (generally, for investment).

This discussion does not describe all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as:

•	tax-exempt organizations;

•	regulated investment companies;

•	real estate investment trusts;

•	traders in securities that elect the mark-to-market method of accounting for their securities;

•	certain former citizens and long-term residents of the United States;

•	certain financial institutions;

•	insurance companies;

•	dealers in securities or foreign currencies;

•	persons holding notes as part of a hedge, straddle or other integrated transaction for U.S. federal income tax purposes;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes; and

•	persons subject to the alternative minimum tax.

This discussion does not address any aspect of state, local or non-U.S. taxation, any taxes other than income taxes or the potential application of the Medicare contribution tax.

Persons considering the purchase of notes are urged to consult their tax advisors with regard to the application of the U.S. federal tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

It is expected, and this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes.

Payments of interest

Interest paid on a note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the holder’s method of accounting for U.S. federal income tax purposes.

A U.S. Holder that uses the cash method of tax accounting and that receives a payment of interest (or receives proceeds from a sale, exchange or other disposition attributable to accrued interest) will be required to include in income the U.S. dollar value of the Sterling payment (determined based on a spot rate on the date the payment is received), and this U.S. dollar value will be the U.S. Holder’s tax basis in the Sterling received.

A U.S. Holder that uses the accrual method of tax accounting will be required to include in income the U.S. dollar value of the amount of interest income that accrues with respect to a note during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. The U.S. Holder will recognize foreign currency gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date the interest payment (or proceeds from the sale, exchange or other disposition attributable to accrued interest) is actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the Sterling payment received (determined based on a spot rate on the date the payment is received) in respect of the accrual period and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above). A U.S. Holder may elect to translate interest income for an interest accrual period into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. A U.S. Holder that makes this election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service (the “IRS”).

Sale, exchange or other taxable disposition of the notes

A U.S. Holder’s tax basis in a note will be the U.S. dollar value of the Sterling amount paid for the note, determined on the date of the purchase. A U.S. Holder who purchases a note with previously owned Sterling will recognize ordinary income or loss in an amount equal to the difference, if any, between such U.S. Holder’s tax basis in the Sterling and the U.S. dollar fair market value of the note on the date of purchase.

Upon the sale, exchange or other taxable disposition of a note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or other taxable disposition and the U.S. Holder’s adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under “Payments of interest” above. A U.S. Holder’s amount realized generally will equal the U.S. dollar value of the Sterling received in the sale, exchange or other taxable disposition calculated at the exchange rate in effect on the date of the disposition. If the notes are traded on an established securities market, a cash method taxpayer who buys or sells a note is required to translate units of Sterling paid or received into U.S. dollars at the spot rate on the settlement date of the purchase or sale and an accrual method taxpayer may elect the same treatment for all purchases and sales of notes. This election by accrual method taxpayers cannot be changed without the consent of the IRS. Except to the extent of foreign currency gain or loss (as described below), gain or loss realized on the sale, exchange or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange or other taxable disposition the note has been held by the U.S. Holder for more than one year. The deductibility of capital losses is subject to limitations under the Code.

A U.S. Holder may recognize foreign currency gain or loss upon the sale, exchange or other taxable disposition of a note as a result of fluctuations in the Sterling-U.S. dollar exchange rate. Gain or loss attributable to such fluctuations will equal the difference between (i) the U.S. dollar value of the U.S. Holder’s purchase price in Sterling of the note, determined using the spot price on the date the note is disposed of, and (ii) the U.S. dollar value of the U.S. Holder’s purchase price in Sterling of the note, determined using the spot price on the date the U.S. Holder acquired the note. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by a U.S. Holder on the sale, exchange or other taxable disposition of the note. Any such gain or loss generally will be U.S. source ordinary income or loss. If a U.S. Holder recognizes a loss upon a sale or other taxable disposition of a note and such loss is above certain thresholds, the U.S. Holder may be required to file a disclosure statement with the IRS. U.S. Holders should consult their tax advisors regarding this reporting obligation.

A U.S. Holder will have a tax basis in any Sterling received on the sale, exchange or other taxable disposition of a note equal to the U.S. dollar value of the Sterling, determined at the time of sale, exchange or other taxable disposition. Any gain or loss realized by a U.S. Holder on a sale or other taxable disposition of Sterling (including its exchange for U.S. dollars) will be ordinary income or loss.

Backup withholding and information reporting

Information returns will be filed with the IRS in connection with payments on the notes and the proceeds from a sale or other disposition of the notes, unless the U.S. Holder is an exempt recipient. A U.S. Holder will be subject to U.S. backup withholding, currently at a rate of 28 percent (scheduled to increase to 31 percent on January 1, 2013, absent legislative action), on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

As used herein, the term “Non-U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

“Non-U.S. Holder” does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition of a note and who is not otherwise a resident of the United States for U.S. federal income tax purposes. Such a holder is urged to consult his or her tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a note.

Payments on the notes

Subject to the discussion below concerning backup withholding, payments of principal and interest on the notes by us or any paying agent to any Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that, in the case of interest,

•

the holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of our stock entitled to vote, is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership, and is not a bank whose receipt of interest is described in Section 881(c)(3)(A) of the Code; and

•	the certification requirement described below has been fulfilled with respect to the beneficial owner, as discussed below.

If a Non-U.S. Holder cannot satisfy the requirements described above (and is not exempt from withholding because the interest is effectively connected with a U.S. trade or business, as described below), payments of interest on the notes to such Non-U.S. Holder will be subject to 30 percent U.S. federal withholding tax, unless the Non-U.S. Holder timely provides us with a properly executed IRS Form W-8BEN claiming an exemption from or reduction in withholding under an applicable income tax treaty.

Certification requirement

Except as provided in the next paragraph, interest on a note will not be exempt from withholding unless the beneficial owner of that note certifies on IRS Form W-8BEN, under penalties of perjury, that it is not a United States person. Special certification rules apply to notes that are held through foreign intermediaries.

Sale, exchange or other disposition of the notes

Subject to the discussion below concerning backup withholding, a Non-U.S. Holder of a note will not be subject to U.S. federal income tax on gain realized on the sale, exchange or other disposition of such note, unless the gain is effectively connected with the conduct by the holder of a trade or business in the United States, as discussed below.

Income or gain effectively connected with a United States trade or business

If a Non-U.S. Holder of a note is engaged in a trade or business in the United States, and if income or gain on the note is effectively connected with the conduct of this trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the holder in the United States), the Non-U.S. Holder, although exempt from withholding as discussed in the preceding paragraphs, will generally be taxed in the same manner as a U.S. Holder (see “—Tax Consequences to U.S. Holders” above), except that the holder will be required to provide to us a properly executed IRS Form W-8ECI in order to claim an exemption from withholding on interest. These holders should consult their tax advisors with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of a branch profits tax at a rate of 30 percent (or a lower treaty rate).

Backup withholding and information reporting

Information returns will be filed with the IRS in connection with payments on the notes. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the notes and the Non-U.S. Holder may be subject to U.S. backup withholding, currently at a rate of 28 percent (scheduled to increase to 31 percent on January 1, 2013, absent legislative action), on payments on the notes or on the proceeds from a sale or other disposition of the notes. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement dated the date of this prospectus supplement, among the underwriters and PepsiCo, we have agreed to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal amount of notes set forth opposite its name.

Underwriter	Principal Amount of Notes
Deutsche Bank AG, London Branch	£160,000,000
HSBC Bank plc	160,000,000
UBS Limited	160,000,000
Banco Bilbao Vizcaya Argentaria, S.A.	20,000,000

Total	£500,000,000

The underwriters have agreed to purchase all of the notes sold pursuant to the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that, under certain circumstances, the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to the approval of legal matters by counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriters have advised us that they propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement. The underwriters may offer such notes to selected dealers at the public offering price minus a selling concession of up to 0.250% of the principal amount of the notes. In addition, the underwriters may allow, and those selected dealers may reallow, a selling concession of up to 0.125% of the principal amount of the notes on sales to other dealers. After the initial public offering, the underwriters may change the public offering price and other selling terms.

The expenses of the offering, not including the underwriting discount, are estimated to be £500,000 and are payable by us. The underwriters have agreed to reimburse us for £250,000 of our expenses of this offering.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We intend to apply to list the notes on the New York Stock Exchange. We expect trading in the notes on the New York Stock Exchange to begin within 30 days after the original issue date. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

Price Stabilization and Short Positions

In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes. If the underwriters create a short position in the notes in connection with the offering, i.e., if they sell more notes than are on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing notes in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of any of the notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

T+5 Settlement Cycle

We expect that delivery of the notes will be made, against payment for the notes, on or about October 30, 2012, which will be the fifth U.S. business day following the pricing of the notes. Under Rule 15c6-1 under the Exchange Act, purchases or sales of securities in the secondary market generally are required to settle within three U.S. business days (T+3), unless the parties to any such transactions expressly agree otherwise. Accordingly, purchasers of notes who wish to trade the notes on the date of this prospectus supplement or the next succeeding U.S. business day will be required, because the notes initially will settle within five U.S. business days (T+5), to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade on the date of this prospectus supplement or the next succeeding U.S. business day should consult their own legal and financial advisors.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, financial advisory, investment banking and other commercial dealings in the ordinary course of business with us, or our affiliates, including acting as lenders under various loan facilities. They have received, and may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve our or our affiliates securities and/or instruments. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates, routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the

“Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in the Relevant Member State at any time:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of our representatives for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes referred to in (a) through (c) above shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of notes.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

LEGAL OPINIONS

The validity of the securities in respect of which this prospectus supplement is being delivered will be passed on for us by Davis Polk & Wardwell LLP, New York, New York, as to New York law and by Womble Carlyle Sandridge & Rice, LLP, Research Triangle Park, North Carolina, as to North Carolina law, and for the underwriters by Jones Day, New York, New York.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of PepsiCo, Inc. as of December 31, 2011 and December 25, 2010, and for each of the fiscal years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, are incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. KPMG’s report on the effectiveness of internal control over financial reporting as of December 31, 2011, contains an explanatory paragraph that states the scope of management’s assessment of the effectiveness of internal control over financial reporting excluded the internal control over financial reporting of Wimm-Bill-Dann Foods OJSC and its subsidiaries (“WBD”), which the Company acquired in February 2011. WBD represented 9% of the Company’s consolidated total assets and 4% of the Company’s consolidated net revenues as of and for the year ended December 31, 2011. KPMG’s audit of internal control over financial reporting of PepsiCo, Inc. also excluded an evaluation of the internal control over financial reporting of WBD.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement including the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus supplement until we sell all of the securities offered by this prospectus supplement and accompanying prospectus:

(a) Annual report of PepsiCo, Inc. on Form 10-K for the fiscal year ended December 31, 2011;

(b) Definitive proxy statement of PepsiCo, Inc. on Schedule 14A filed with the SEC on March 23, 2012;

(c) Quarterly reports of PepsiCo, Inc. on Form 10-Q for the 12 weeks ended March 24, 2012, the 24 weeks ended June 16, 2012 and the 36 weeks ended September 8, 2012; and

(d) Current reports of PepsiCo, Inc. on Form 8-K filed with the SEC on February 3, 2012, February 9, 2012 (except for the information furnished pursuant to Items 2.02 and 7.01 and in Exhibits 99.1 and 99.2), March 2, 2012, March 12, 2012 (except for the information furnished pursuant to Item 7.01 and in Exhibit 99.1), May 4, 2012, May 24, 2012, June 19, 2012 (except for the information furnished pursuant to Item 7.01 and in Exhibit 99.1), July 20, 2012, July 25, 2012 (except for the information furnished pursuant to Item 2.02 and in Exhibit 99.1), August 13, 2012, September 11, 2012 (except for the information furnished pursuant to Item 7.01) and October 19, 2012.

You may request a copy of these filings at no cost, by writing or telephoning the office of Manager, Shareholder Relations, PepsiCo, Inc., 700 Anderson Hill Road, Purchase, New York 10577, (914) 253-3055, investor@pepsico.com.

PROSPECTUS

PepsiCo, Inc.

COMMON STOCK

DEBT SECURITIES

WARRANTS

UNITS

We may offer from time to time common stock, debt securities, warrants or units. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Investing in these securities involves certain risks. See the information included and incorporated by reference in this prospectus and the accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities, including the information under “Risk Factors” included in our annual report on Form 10-K for the fiscal year ended December 25, 2010 and in our quarterly reports on Form 10-Q for the 12 weeks ended March 19, 2011, the 12 and 24 weeks ended June 11, 2011 and the 12 and 36 weeks ended September 3, 2011 and the information under “Our Business Risks” in Item 7 in Exhibit 99.1 to our current report on Form 8-K filed with the Securities and Exchange Commission on March 31, 2011.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 13, 2011.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

As used in this prospectus, unless otherwise specified or where it is clear from the context that the term only means issuer, the terms “PepsiCo,” the “Company,” “we,” “us,” and “our” refer to PepsiCo, Inc. and its consolidated subsidiaries.

THE COMPANY

Our principal executive offices are located at 700 Anderson Hill Road, Purchase, New York 10577 and our telephone number is (914) 253-2000. We maintain a website at www.pepsico.com where general information about us is available. We are not incorporating the contents of the website into this prospectus or any accompanying prospectus supplement.

We are a leading global food, snack and beverage company. Our brands—which include Quaker Oats, Tropicana, Gatorade, Lay’s and Pepsi—are household names that stand for quality throughout the world. As a global company, we also have strong regional brands such as Walkers, Gamesa and Sabritas. Either independently or through contract manufacturers, we make, market and sell a variety of convenient and enjoyable foods and beverages in over 200 countries. Our portfolio includes oat, rice and grain-based foods, as well as carbonated and non-carbonated beverages. Our largest operations are in North America (United States and Canada), Mexico, Russia and the United Kingdom.

Our Divisions

We are organized into four business units, as follows:

1. PepsiCo Americas Foods, which includes Frito-Lay North America (FLNA), Quaker Foods North America (QFNA) and all of our Latin American food and snack businesses (LAF);

2. PepsiCo Americas Beverages (PAB), which includes PepsiCo Beverages Americas and Pepsi Beverages Company;

3. PepsiCo Europe, which includes all beverage, food and snack businesses in Europe; and

4. PepsiCo Asia, Middle East and Africa (AMEA), which includes all beverage, food and snack businesses in AMEA.

Our four business units are comprised of six reportable segments (referred to as divisions), as follows:

•	FLNA,

•	QFNA,

•	LAF,

•	PAB,

•	Europe, and

•	AMEA.

Frito-Lay North America

Either independently or through contract manufacturers, FLNA makes, markets, sells and distributes branded snack foods. These foods include Lay’s potato chips, Doritos tortilla chips, Cheetos cheese flavored snacks, Tostitos tortilla chips, branded dips, Ruffles potato chips, Fritos corn chips and SunChips multigrain snacks. FLNA branded products are sold to independent distributors and retailers. In addition, FLNA’s joint venture with Strauss Group makes, markets, sells and distributes Sabra refrigerated dips and spreads.

Quaker Foods North America

Either independently or through contract manufacturers, QFNA makes, markets and sells cereals, rice, pasta and other branded products. QFNA’s products include Quaker oatmeal, Aunt Jemima mixes and syrups, Quaker Chewy granola bars, Cap’n Crunch cereal, Quaker grits, Life cereal, Rice-A-Roni, Quaker rice cakes, Pasta Roni and Near East side dishes. These branded products are sold to independent distributors and retailers.

Latin America Foods

Either independently or through contract manufacturers, LAF makes, markets and sells a number of snack food brands including Doritos, Marias Gamesa, Cheetos, Ruffles, Emperador, Saladitas, Sabritas and Lay’s, as well as many Quaker-brand cereals and snacks. These branded products are sold to independent distributors and retailers.

PepsiCo Americas Beverages

Either independently or through contract manufacturers, PAB makes, markets, sells and distributes beverage concentrates, fountain syrups and finished goods, under various beverage brands including Pepsi, Mountain Dew, Gatorade, 7UP (outside the U.S.), Tropicana Pure Premium, Electropura, Sierra Mist, Epura and Mirinda. PAB also, either independently or through contract manufacturers, makes, markets and sells ready-to-drink tea, coffee and water products through joint ventures with Unilever (under the Lipton brand name) and Starbucks. In addition, PAB licenses the Aquafina water brand to its independent bottlers and markets this brand. Furthermore, PAB manufactures and distributes certain brands licensed from Dr Pepper Snapple Group, Inc., including Dr Pepper and Crush. PAB sells concentrate and finished goods for some of these brands to authorized bottlers, and some of these branded finished goods are sold directly by us to independent distributors and retailers. The bottlers sell our brands as finished goods to independent distributors and retailers.

Europe

Either independently or through contract manufacturers, Europe makes, markets and sells a number of leading snack foods including Lay’s, Walkers, Doritos, Cheetos and Ruffles, as well as many Quaker-brand cereals and snacks, through consolidated businesses as well as through noncontrolled affiliates. Europe also, either independently or through contract manufacturers, makes, markets and sells beverage concentrates, fountain syrups and finished goods under various beverage brands including Pepsi, 7UP and Tropicana. These branded products are sold to authorized bottlers, independent distributors and retailers. In certain markets, however, Europe operates its own bottling plants and distribution facilities. In addition, Europe licenses the Aquafina water brand to certain of its authorized bottlers. Europe also, either independently or through contract manufacturers, makes, markets and sells ready-to-drink tea products through an international joint venture with Unilever (under the Lipton brand name).

Asia, Middle East & Africa

AMEA makes, markets and sells a number of leading snack food brands including Lay’s, Chipsy, Kurkure, Doritos, Cheetos and Smith’s, through consolidated businesses as well as through noncontrolled affiliates. Further, either independently or through contract manufacturers, AMEA makes, markets and sells many Quaker-brand cereals and snacks. AMEA also makes, markets and sells beverage concentrates, fountain syrups and finished goods, under various beverage brands including Pepsi, Mirinda, 7UP and Mountain Dew. These branded products are sold to authorized bottlers, independent distributors and retailers. However, in certain markets, AMEA operates its own bottling plants and distribution facilities. In addition, AMEA licenses the Aquafina water brand to certain of its authorized bottlers. AMEA also, either independently or through contract manufacturers, makes, markets and sells ready-to-drink tea products through an international joint venture with Unilever (under the Lipton brand name).

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement including the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to documents that we file with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update, modify and, where applicable, supersede the information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus until we sell all of the securities covered by our registration statement, of which this prospectus forms a part:

(a) Annual Report of PepsiCo, Inc. on Form 10-K for the fiscal year ended December 25, 2010;

(b) Definitive proxy statement of PepsiCo, Inc. on Schedule 14A filed with the SEC on March 25, 2011;

(c) Quarterly reports of PepsiCo, Inc. on Form 10-Q for the twelve weeks ended March 19, 2011, the twelve and twenty-four weeks ended June 11, 2011 and the twelve and thirty-six weeks ended September 3, 2011; and

(d) Current reports of PepsiCo, Inc. on Form 8-K filed with the SEC on January 27, 2011; February 4, 2011; March 16, 2011; March 18, 2011; March 31, 2011; May 6, 2011; May 9, 2011; May 18, 2011; June 15, 2011; July 20, 2011; August 10, 2011; August 25, 2011; September 14, 2011 (solely with respect to Item 5.02); and September 28, 2011.

Our Current Report on Form 8-K filed with the SEC on March 31, 2011 provides revised historical segment information on a basis consistent with our current segment reporting structure, as described above under “The Company.” As a result of the change in reporting structure, the segment discussions within Part I, “Item 1. Business”; Part II, “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and footnotes 1, 3 and 4 to our consolidated financial statements, in each case included in our Annual Report on Form 10-K for the fiscal year ended December 25, 2010, have been revised and are included in Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on March 31, 2011.

You may request a copy of these filings at no cost, by writing or telephoning the office of Manager, Shareholder Relations, PepsiCo, Inc., 700 Anderson Hill Road, Purchase, New York 10577, (914) 253-3055, investor@pepsico.com.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 25, 2010 and in our quarterly reports on Form 10-Q for the 12 weeks ended March 19, 2011, the 12 and 24 weeks ended June 11, 2011, and the 12 and 36 weeks ended September 3, 2011, and under the caption entitled “Our Business Risks” in Item 7 in Exhibit 99.1 to our current report on Form 8-K filed with the SEC on March 31, 2011.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. “Fixed charges” consist of interest expense, capitalized interest, amortization of debt discount, and the interest portion of net rent expense which is deemed to be representative of the interest factor. The ratio of earnings to fixed charges is calculated as income from continuing operations, before provision for income taxes and cumulative effect of accounting changes, where applicable, less net unconsolidated affiliates’ interests, plus fixed charges (excluding capitalized interest), plus amortization of capitalized interest, with the sum divided by fixed charges.

36 Weeks Ended September 3, 2011	Year Ended
	December 25, 2010	December 26, 2009	December 27, 2008	December 29, 2007	December 30, 2006
10.40	8.65	15.48	15.82	22.01	19.99

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our Amended and Restated Articles of Incorporation (“Articles of Incorporation”), our By-Laws, as amended effective July 14, 2011 (“By-Laws”) and applicable provisions of law. We have summarized certain portions of the Articles of Incorporation and By-Laws below. The summary is not complete. The Articles of Incorporation and By-Laws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the Articles of Incorporation and By-Laws for the provisions that are important to you.

Authorized Capital Stock

Our Articles of Incorporation authorizes us to issue 3,600,000,000 shares of common stock, par value one and two-thirds cents (1-2/3 cents) per share and 3,000,000 shares of convertible preferred stock, no par value per share.

Common Stock

Common Stock Outstanding. As of September 3, 2011 there were 1,568,177,924 shares of common stock outstanding which were held of record by 162,276 shareholders.

Voting Rights. Each holder of a share of PepsiCo common stock is entitled to one vote for each share held of record on the applicable record date on each matter submitted to a vote of shareholders.

Dividend Rights. Holders of PepsiCo common stock are entitled to receive dividends as may be declared from time to time by PepsiCo’s Board of Directors out of funds legally available therefor.

Rights Upon Liquidation. Holders of PepsiCo common stock are entitled to share pro rata, upon any liquidation, dissolution or winding up of PepsiCo, in all remaining assets available for distribution to shareholders after payment or providing for PepsiCo’s liabilities and the liquidation preference of any outstanding PepsiCo convertible preferred stock.

Preemptive Rights. Holders of PepsiCo common stock do not have the right to subscribe for, purchase or receive new or additional capital stock or other securities.

Convertible Preferred Stock

As of September 3, 2011 there were 212,153 shares of convertible preferred stock outstanding, which were held of record by 1,715 shareholders. The convertible preferred stock was issued in connection with our merger with the Quaker Oats Company, to Fidelity Trust Management Co., as trustee of the Quaker 401(k) plans for hourly and salaried employees, which subsequently merged into the PepsiCo 401(k) Plan for Salaried Employees and the PepsiCo 401(k) Plan for Hourly Employees, now known as the PepsiCo Savings Plan. These shares are held in the employee stock option plan portion of these plans, which we refer to as the PepsiCo ESOP. If the shares of convertible preferred stock are transferred to any person other than a successor trustee, the shares of convertible preferred stock will automatically convert into shares of common stock.

Dividends. Subject to the rights of the holders of any capital stock ranking senior to convertible preferred stock, holders of convertible preferred stock will receive cumulative cash dividends when, as and if declared by our Board of Directors. Dividends of $5.46 per share per year accrue on a daily basis, payable quarterly in arrears on the fifteenth of January, April, July and October of each year to holders of record at the start of business on that dividend payment date.

So long as any shares of convertible preferred stock are outstanding, no dividend may be declared, paid or set apart on any other series of stock of the same rank, unless all accrued dividends on the convertible preferred stock are paid. Generally, if full cumulative dividends on the convertible preferred stock have not been paid, we will not pay any dividends or make any other distributions on any other class of stock or series of our capital stock ranking junior to the convertible preferred stock until full cumulative dividends on the convertible preferred stock have been paid.

Ranking. The convertible preferred stock ranks ahead of our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up.

Voting Rights. Holders of convertible preferred stock will be entitled to vote as one voting group with the holders of common stock on all matters submitted to a vote of the shareholders. The holder of each share of convertible preferred stock will be entitled to a number of votes equal to the number of shares of common stock into which each share of convertible preferred stock could be converted on the relevant record date, rounded to the nearest one-tenth of a vote. Whenever the conversion price is adjusted for dilution, the voting rights of the convertible preferred stock will be similarly adjusted.

Except as otherwise required by law, holders of the convertible preferred stock will not have any special voting rights and their consent will not be required, except to the extent that they are entitled to vote with the holders of the common stock, for the taking of any corporate action. The approval of at least two-thirds of the outstanding shares of the convertible preferred stock, voting separately as one voting group, will be required if an alteration, amendment or repeal of any provision of our Articles of Incorporation would adversely affect their powers, preferences or special rights.

Rights upon Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of PepsiCo, the holders of convertible preferred stock will be entitled to receive, before any distribution is made to the holders of common stock or any other series of stock ranking junior to the convertible preferred stock, a liquidation preference in the amount of $78.00 per share, plus accrued and unpaid dividends. If the amounts payable with respect to convertible preferred stock and any other stock of the same rank are not paid in full, the holders of convertible preferred stock and any stock of equal rank will share pro rata in any distribution of assets. After payment of the full amount to which they are entitled, the holders of shares of convertible preferred stock will not be entitled to any further right or claim to any of our remaining assets.

Mandatory Redemption by PepsiCo. We must redeem the convertible preferred stock upon termination of the PepsiCo ESOP in accordance with the PepsiCo ESOP’s terms. We will redeem all then outstanding shares of convertible preferred stock for a per share amount equal to the greater of $78.00 plus accrued and unpaid dividends or the fair market value of the convertible preferred stock. We, at our option, may make payment in cash or in shares of our common stock or in a combination of shares and cash.

Optional Redemption by the Holders. Holders of the convertible preferred stock may elect to redeem their shares if we enter into any consolidation or merger or similar business combination in which we exchange our common stock for property other than employer securities or qualifying employer securities. Upon notice from us of the agreement and the material terms of the transaction, each holder of convertible preferred stock will have the right to elect, by written notice to us, to receive a cash payment upon consummation of the transaction equal to the greater of the fair market value of the shares of convertible preferred stock to be so redeemed or $78.00 per share plus accrued and unpaid dividends. Additionally, holders of convertible preferred stock may redeem their shares under other limited circumstances more fully described in the Articles of Incorporation.

Conversion. On or prior to any date fixed for redemption, a holder of convertible preferred stock may elect to convert any or all of his or her shares into shares of common stock at a conversion ratio (which is subject to adjustment for a number of dilutive events) more fully described in the Articles of Incorporation.

Preemptive Rights. Holders of the convertible preferred stock do not have the right to subscribe for, purchase or receive new or additional capital stock or other securities.

Transfer Agent and Registrar

The Bank of New York Mellon is the transfer agent and registrar for PepsiCo common stock.

Stock Exchange Listing

The New York Stock Exchange is the principal market for PepsiCo’s common stock, which is also listed on the Chicago and Swiss stock exchanges.

Certain Provisions of PepsiCo’s Articles of Incorporation and By-Laws; Director Indemnification Agreements

Advance Notice of Proposals and Nominations. Our By-Laws provide that shareholders must provide timely written notice to bring business before an annual meeting of shareholders or to nominate candidates for election as directors at an annual meeting of shareholders. Notice for an annual meeting is timely if it is received at our principal office not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is advanced by more than 30 days or delayed more than 60 days from this anniversary date, such notice by the shareholder must be delivered not earlier than the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting was first made. The By-Laws also specify the form and content of a shareholder’s notice. These provisions may prevent shareholders from bringing matters before an annual meeting of shareholders or from nominating candidates for election as directors at an annual meeting of shareholders.

Limits on Special Meetings. A special meeting of the shareholders may be called by our corporate secretary upon written request of one or more shareholders holding shares of record representing at least twenty percent in the aggregate of our outstanding common stock entitled to vote at such meeting. Any such special meeting called at the request of our shareholders will be held at such date, time and place as may be fixed by our Board, provided that the date of such special meeting may not be more than 90 days from the receipt of such request by the corporate secretary. The By-Laws specify the form and content of a shareholder’s request for a special meeting.

Indemnification of Directors, Officers and Employees. Our By-Laws provide that unless the Board determines otherwise, we shall indemnify, to the full extent permitted by law, any person who was or is, or who is threatened to be made, a party to an action, suit or proceeding (including appeals), whether civil, criminal, administrative, investigative or arbitrative, by reason of the fact that such person, such person’s testator or intestate, is or was one of our directors, officers or employees, or is or was serving at our request as a director, officer or employee of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Pursuant to our By-Laws this indemnification may, at the Board’s discretion, also include advancement of expenses related to such action, suit or proceeding.

In addition, we have entered into indemnification agreements with each of our directors, pursuant to which we have agreed to indemnify and hold harmless, to the full extent permitted by law, each director against any and all liabilities and assessments (including attorneys’ fees and other costs, expenses and obligations) arising out of or related to any threatened, pending or completed action, suit, proceeding, inquiry or investigation, whether civil, criminal, administrative, or other, including, but not limited to, judgments, fines, penalties and amounts paid in settlement (whether with or without court approval), and any interest, assessments, excise taxes or other charges paid or payable in connection with or in respect of any of the foregoing, incurred by the director and arising out of his status as a director or member of a committee of our Board, or by reason of anything done or not done by the director in such capacities. After receipt of an appropriate request by a director, we will also advance all expenses, costs and other obligations (including attorneys’ fees) arising out of or related to such matters. We will not be liable for payment of any liability or expense incurred by a director on account of acts which, at the time taken, were known or believed by such director to be clearly in conflict with our best interests.

Certain Anti-Takeover Effects of North Carolina Law

The North Carolina Shareholder Protection Act generally requires the affirmative vote of 95% of a public corporation’s voting shares to approve a “business combination” with any entity that a majority of continuing directors determines beneficially owns, directly or indirectly, more than 20% of the voting shares of the corporation (or ever owned, directly or indirectly, more than 20% and is still an “affiliate” of the corporation) unless the fair price provisions and the procedural provisions of the Act are satisfied.

“Business combination” is defined by the Act as (i) any merger, consolidation or conversion of a corporation with or into any other entity, or (ii) any sale or lease of all or any substantial part of the corporation’s assets to any other entity, or (iii) any payment, sale or lease to the corporation or any subsidiary thereof in exchange for securities of the corporation of any assets having an aggregate fair market value equal to or greater than $5,000,000 of any other entity.

The Act contains provisions that allowed a corporation to “opt out” of the applicability of the Act’s voting provisions within specified time periods that generally have expired. The Act applies to PepsiCo since we did not opt out within these time periods.

This statute could discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial position in our equity securities or seeking to obtain control of us. It also might limit the price that certain investors might be willing to pay in the future for our shares of common stock and may have the effect of delaying or preventing a change of control of us.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under an indenture between us and The Bank of New York Mellon, as trustee. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We have summarized certain terms and provisions of the indenture. The summary is not complete. The indenture has been incorporated by reference as an exhibit to the registration statement for these securities that we have filed with the SEC. You should read the indenture for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

The indenture does not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	classification as senior or subordinated debt securities;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•

if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;

•	the maturity date;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•	the place where we will pay principal and interest;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

•	whether the debt securities will be issued in the form of global securities or certificates;

•	the inapplicability of and additional provisions, if any, relating to the defeasance of the debt securities;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	any material United States federal income tax consequences;

•	the dates on which premium, if any, will be paid;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	any listing on a securities exchange;

•	the initial public offering price; and

•	other specific terms, including any additional events of default or covenants.

Senior Debt

Senior debt securities will rank equally and pari passu with all other unsecured and unsubordinated debt of PepsiCo.

Subordinated Debt

Subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture, to all “senior indebtedness” of PepsiCo. The indenture defines “senior indebtedness” as obligations or indebtedness of, or guaranteed or assumed by, PepsiCo for borrowed money whether or not represented by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation. “Senior indebtedness” does not include nonrecourse obligations, the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to senior indebtedness. See the indenture, section 13.03.

In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities or coupons are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:

•	any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings which concern PepsiCo or a substantial part of its property;

•

a default having occurred for the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness or any other default having occurred concerning any senior indebtedness, which permits the holder or holders of any senior indebtedness to accelerate the maturity of any senior indebtedness with notice or lapse of time, or both. Such an event of default must have continued beyond the period of grace, if any, provided for such event of default, and such an event of default shall not have been cured or waived or shall not have ceased to exist; or

•

the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to section 5.02 of the indenture. This declaration must not have been rescinded and annulled as provided in the indenture.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Events of Default

When we use the term “Event of Default” in the indenture with respect to the debt securities of any series, here are some examples of what we mean:

(1) default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;

(2) default in paying principal, or premium, if any, on the debt securities when due;

(3) default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due, and such default continues for 30 days or more;

(4) default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or we and the trustee receive notice from the holders of at least 51% in aggregate principal amount of the outstanding debt securities of the series;

(5) certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to PepsiCo has occurred; or

(6) any other Events of Default set forth in the prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (5) with respect to PepsiCo) under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of at least 51% in principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any.

If an Event of Default under the indenture specified in clause (5) with respect to PepsiCo occurs and is continuing, then the entire principal amount of the outstanding debt securities (or such lesser amount as may be provided in the terms of the securities) will automatically become due and payable immediately without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration, the holders of a majority in principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal and interest on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

Holders of at least 51% in principal amount of the outstanding debt securities of a series may seek to institute a proceeding only after they have notified the Trustee of a continuing Event of Default in writing and made a written request, and offered reasonable indemnity, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an Event of Default, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent man would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity. Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 90 days after any default occurs, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Modification and Waiver

The indenture may be amended or modified without the consent of any holder of debt securities in order to:

•	evidence a succession to the Trustee;

•	cure ambiguities, defects or inconsistencies;

•	provide for the assumption of our obligations in the case of a merger or consolidation or transfer of all or substantially all of our assets;

•	make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

•	add guarantors with respect to the debt securities of any series;

•	secure the debt securities of a series;

•	establish the form or forms of debt securities of any series;

•	maintain the qualification of the indenture under the Trust Indenture Act; or

•	make any change that does not adversely affect in any material respect the interests of any holder.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	reduce the principal amount, or extend the fixed maturity, of the debt securities;

•	alter or waive the redemption provisions of the debt securities;

•	change the currency in which principal, any premium or interest is paid;

•	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•	waive a payment default with respect to the debt securities or any guarantor;

•	reduce the interest rate or extend the time for payment of interest on the debt securities;

•	adversely affect the ranking of the debt securities of any series; or

•	release any guarantor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture.

Covenants

Limitation of Liens Applicable to Senior Debt Securities

The indenture provides that with respect to senior debt securities, unless otherwise provided in a particular series of senior debt securities, we will not, and will not permit any of our restricted subsidiaries to, incur, suffer to exist or guarantee any debt secured by a lien on any principal property or on any shares of stock of (or other interests in) any of our restricted subsidiaries unless we or that first-mentioned restricted subsidiary secures or causes such restricted subsidiary to secure the senior debt securities (and any of its or such restricted subsidiary’s other debt, at its option or such restricted subsidiary’s option, as the case may be, not subordinate to the senior debt securities), equally and ratably with (or prior to) such secured debt, for as long as such secured debt will be so secured.

These restrictions will not, however, apply to debt secured by:

(1) any liens existing prior to the issuance of such senior debt securities;

(2) any lien on property of or shares of stock of (or other interests in) or debt of any entity existing at the time such entity becomes a restricted subsidiary;

(3) any liens on property, shares of stock of (or other interests in) or debt of any entity (a) existing at the time of acquisition of such property or shares (or other interests) (including acquisition through merger or consolidation), (b) to secure the payment of all or any part of the purchase price of such property or shares (or other interests) or construction or improvement of such property or (c) to secure any debt incurred prior to, at the time of, or within 365 days after the later of the acquisition, the completion of construction or the commencement of full operation of such property or within 365 days after the acquisition of such shares (or other interests) for the purpose of financing all or any part of the purchase price of such shares (or other interests) or construction thereon;

(4) any liens in favor of us or any of our restricted subsidiaries;

(5) any liens in favor of, or required by contracts with, governmental entities; or

(6) any extension, renewal, or refunding of liens referred to in any of the preceding clauses (1) through (5).

Notwithstanding the foregoing, we or any of our restricted subsidiaries may incur, suffer to exist or guarantee any debt secured by a lien on any principal property or on any shares of stock of (or other interests in) any of our restricted subsidiaries if, after giving effect thereto, the aggregate amount of such debt does not exceed 15% of our consolidated net tangible assets.

The indenture does not restrict the transfer by us of a principal property to any of our unrestricted subsidiaries or our ability to change the designation of a subsidiary owning principal property from a restricted subsidiary to an unrestricted subsidiary and, if we were to do so, any such unrestricted subsidiary would not be restricted from incurring secured debt nor would we be required, upon such incurrence, to secure the debt securities equally and ratably with such secured debt.

Definitions. The following are definitions of some terms used in the above description. We refer you to the indenture for a full description of all of these terms, as well as any other terms used herein for which no definition is provided.

“Consolidated net tangible assets” means the total amount of our assets and our restricted subsidiaries’ assets minus:

•	all applicable depreciation, amortization and other valuation reserves;

•	all current liabilities of ours and our restricted subsidiaries (excluding any intercompany liabilities); and

•

all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like intangibles, all as set forth on our and our restricted subsidiaries’ latest consolidated balance sheets prepared in accordance with U.S. GAAP.

“Debt” means any indebtedness for borrowed money.

“Principal property” means any single manufacturing or processing plant, office building or warehouse owned or leased by us or any of our restricted subsidiaries other than a plant, warehouse, office building or portion thereof which, in the opinion of our Board of Directors, is not of material importance to the business conducted by us and our restricted subsidiaries taken as an entirety.

“Restricted subsidiary” means, at any time, any subsidiary which at the time is not an unrestricted subsidiary of ours.

“Subsidiary” means any entity, at least a majority of the outstanding voting stock of which shall at the time be owned, directly or indirectly, by us or by one or more of our subsidiaries, or both.

“Unrestricted subsidiary” means any subsidiary of ours (not at the time designated as our restricted subsidiary) (1) the major part of whose business consists of finance, banking, credit, leasing, insurance, financial services or other similar operations, or any combination thereof, (2) substantially all the assets of which consist of the capital stock of one or more subsidiaries engaged in the operations referred to in the preceding clause (1), or (3) designated as an unrestricted subsidiary by our Board of Directors.

Consolidation, Merger or Sale of Assets

The indenture provides that we may consolidate or merge with or into, or convey or transfer all or substantially all of our assets to, any entity (including, without limitation, a limited partnership or a limited liability company); provided that:

•

we will be the surviving corporation or, if not, that the successor will be a corporation that is organized and validly existing under the laws of any state of the United States of America or the District of Columbia and will expressly assume by a supplemental indenture our obligations under the indenture and the debt securities;

•

immediately after giving effect to such transaction, no event of default, and no default or other event which, after notice or lapse of time, or both, would become an event of default, will have happened and be continuing; and

•	we will have delivered to the trustee an opinion of counsel, stating that such consolidation, merger, conveyance or transfer complies with the indenture.

In the event of any such consolidation, merger, conveyance, transfer or lease, any such successor will succeed to and be substituted for us as obligor on the debt securities with the same effect as if it had been named in the indenture as obligor.

There are no other restrictive covenants contained in the indenture. The indenture does not contain any provision that will restrict us from entering into one or more additional indentures providing for the issuance of debt securities or warrants, or from incurring, assuming, or becoming liable with respect to any indebtedness or other obligation, whether secured or unsecured, or from paying dividends or making other distributions on our capital stock, or from purchasing or redeeming our capital stock. The indenture does not contain any financial ratios or specified levels of net worth or liquidity to which we must adhere. In addition, the indenture does not contain any provision that would require us to repurchase, redeem, or otherwise modify the terms of any of the debt securities upon a change in control or other event involving us that may adversely affect our creditworthiness or the value of the debt securities.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture, when:

•	either:

•	all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or

•	all the debt securities of any series issued that have not been delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal, interest and any premium; and

•	we have paid or caused to be paid all other sums then due and payable under the indenture; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

•	the rights of holders of the debt securities to receive principal, interest and any premium when due;

•

our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). Any omission to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” above will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•

we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount;

•

U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

•	a combination of money and U.S government obligations (or equivalent government obligations, as applicable),

in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent registered public accountants, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at due date or maturity;

•

in the case of legal defeasance, we must have delivered to the trustee an opinion of counsel stating that, under then applicable Federal income tax law, the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•

in the case of covenant defeasance, we must have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•

no event of default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

•

the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

•	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

•

the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

•

we must have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

Concerning our Relationship with the Trustee

We and our subsidiaries maintain ordinary banking relationships and credit facilities with The Bank of New York Mellon, which serves as trustee under certain indentures related to other securities that we have issued or guaranteed.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:

•

the terms of the units and of the warrants, debt securities and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES

Each debt security, warrant, and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants, or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities, warrants, and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of PepsiCo, the trustee, the warrant agents, the unit agents or any other agent of PepsiCo, agent of the trustee or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP, New York, New York, as to New York law, and by Womble Carlyle Sandridge & Rice, LLP, Research Triangle Park, North Carolina, as to North Carolina law.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of PepsiCo, Inc. as of December 25, 2010 and December 26, 2009, and for each of the fiscal years in the three-year period ended December 25, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 25, 2010, are incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

With respect to the unaudited interim financial information for the twelve weeks ended March 19, 2011 and March 20, 2010 and for the twelve and twenty-four weeks ended June 11, 2011 and June 12, 2010 and for the twelve and thirty-six weeks ended September 3, 2011 and September 4, 2010, incorporated by reference herein, the independent registered public accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in our quarterly reports on Form 10-Q for the twelve weeks ended March 19, 2011, the twelve and twenty-four weeks ended June 11, 2011, and the twelve and thirty-six weeks ended September 3, 2011, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the “Securities Act”) for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

£500,000,000

PepsiCo, Inc.

2.500% Senior Notes due 2022

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Deutsche Bank

HSBC

UBS Investment Bank

Co-Manager

BBVA

October 23, 2012